UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 24, 2016

VOYA FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35897	No. 52-1222820
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
230 Park Avenue New York, New York		10169
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 309-8200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Compensatory Arrangements of Certain Officers

On October 24, 2016, Voya Financial, Inc. (the “Company”) made changes to the compensation arrangements of Michael S. Smith, who will become the Chief Financial Officer of the Company on November 7, 2016.

The changes include an increase in Mr. Smith’s annual base salary to $625,000; an increase in Mr. Smith’s target annual incentive award opportunity, effective beginning for 2016 performance, to $937,500; an increase in Mr. Smith’s target long-term incentive opportunity, effective beginning for 2016 performance, to $1,781,250; and a one-time cash payment of $350,000. In addition, Mr. Smith will receive on November 10, 2016, a grant of restricted stock units of the Company with a grant value of $600,000 under the Company’s 2014 Omnibus Employee Incentive Plan (the “Plan”), which restricted stock units will vest on the third anniversary of the grant date unless forfeited or earlier vested pursuant to the terms of the Plan or the grant agreement relating to the award. A copy of the form of grant agreement pursuant to which the restricted stock units will be granted is filed as Exhibit 10.1 to this Current Report on Form 8-K and is hereby incorporated by reference into this Item 5.02.

Item 9.01	Exhibits

10.1	Form of Grant Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Voya Financial, Inc. (Registrant)

By:	/s/ Trevor Ogle
	Name:	Trevor Ogle

	Title:	Senior Vice President and Deputy General Counsel

Dated: October 28, 2016